EXHIBIT 99.1

Updated Information on Viking's Acquisition of Fei Yun

DALLAS, TX--(INTERNET WIRE)--Nov 20, 2001-- Viking Capital Group, Inc. (OTC:VGCP - news), recently announced its transaction for the acquisition of 25% and control of Beijing Fei Yun Property Development Co., Ltd of Beijing, China. The Chinese authorities approved the new company structure for a foreign investor (Viking Capital) on November 15, 2001. Other administrative processing by the Chinese authorities has not been completed and Viking will therefore not be able to record the acquisition and results of operations for the acquisition in the third quarter. The receipt of these administrative documents, which is expected to be imminent, will determine the effective date of the transaction. Viking also previously announced the transaction for the purchase of 25% of Wuxi Viking, a garment manufacturing company. The financial results of operations for the acquisitions are expected to be included in the fourth quarter (year end) financial statements.

After consultation with the Securities Exchange Commission (SEC) and its auditors, it was determined that both acquisitions, when effective, will be accounted for as an equity investment. While the Company controls the voting power of in excess of 51% of Fei Yun, it was determined that the Company cannot consolidate the operations of Fei Yun at current direct equity ownership levels. The Fei Yun purchase agreement grants control to Viking via the founders, and now Viking vice presidents, who are the two largest and only other significant share holders of Fei Yun. The agreement also grants Viking the right to purchase in excess of 51% of Fei Yun at any time at its then current market value.

Viking states that it is currently in discussions to purchase at least 51% and up to 100% of Fei Yun.

The Company also states that it retained Beijing Jin Zhong Wei Appraisal Co., Ltd. to perform an appraisal of the gross assets and business of Fei Yun. The primary business of Fei Yun is development and management of commercial and residential real estate. It also owns a chemical exchange company, construction and operating rights for a tollway and two notes representing one third ownership of an office building and 40% ownership of an organic waste management company. The two companies related to the notes receivable were originally part of the corporate structure of Fei Yun and are expected to be re-purchased in the future. The results of the appraisal show that the gross value of assets and business are $217,803,000. It should be noted that the two companies sold via notes receivable, account for $45,692,400 of the assets leaving $172,110,600. The value of the two notes is $11,630,604. The sum of these two values is $183,741,204 which is $172,110,600 plus the $11,630,604 value of the two notes receivable.

About Viking Capital Group, Inc.
Viking Capital Group, Inc., (VGCP-OTC), is headquartered in Dallas. Viking's China Operations are headquartered in Shanghai. Viking recently purchased 25% ownership and voting control of Beijing Fei Yun Viking Enterprises Co., Ltd. (Fei Yun Viking) in Beijing China. The founders of Beijing Fei Yun Viking and now Viking Vice Presidents will operate the daily activities of Fei Yun Viking's holdings. Viking also purchased 25% of Wuxi Viking Garment Company, Ltd (Wuxi Viking) the first of October this year. The current founder Mr. Qian and his management team will continue to operate the daily operations of Wuxi Viking's five operating garment companies in Wuxi, China. Viking expects to acquire other operations in China and expand the activities of Fei Yun Viking and Wuxi Viking. Viking's U.S. operations, now with banker acceptance of its financial strengths, beginning next year will focus on its plan to market and further develop its Application Service Provider network (ASP). Focus will be on remote banking services of its various customers data communications services and application services, via its subsidiaries, over the its private network and over the internet. Though the acquisition of life insurance companies are now a secondary goal of the Company in its U.S. operations, the required use of its own capital for insurance company acquisitions will be balanced against the returns possible in other industries such as the opportunities in China.

Contact Viking on the World Wide Web.www.vcgi.com. On the home page, look for "China Operations" to learn more about Viking's activities in China.
ISafe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This press release may contain certain "forward-looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995 and information relating to the Company and its subsidiaries that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this release, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements. Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, without limitations, changes or anticipated changes in regulatory environments, competitive factors, general economic conditions, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein and in other press releases to the public or filings made by the company with the Securities and Exchange Commission, the ability to secure partnership or joint-venture relationships with other entities, the ability to raise additional capital to finance expansion, and the risks inherent in new product and service introductions and the entry into new geographic markets. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements. For further information which could cause actual results to differ from the Company's expectations, as well as other factors which could affect the Company's financial statements, please refer to the Company's report filed with the Securities and Exchange Commission.


=================
Contact:
     Viking Capital Group, Dallas
     Matthew W. Fossen, (972)386-9996
     mfossen@vcgi.com
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     www.vcgi.com
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